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                                                                     EXHIBIT 5.1





                      [Letterhead of Dorsey & Whitney LLP]

U.S. Bancorp
U.S. Bank Place
601 Second Avenue South
Minneapolis, Minnesota 55402-4302

         Re:    Registration Statement on Form S-8

Ladies and Gentlemen:

         We have acted as counsel to U.S. Bancorp, a Delaware corporation (the "Company"), in connection with a Registration Statement on Form S-8 (the "Registration Statement") relating to the issuance by the Company from time to time of up to 327,194 shares of Common Stock, par value $1.25 per share, of the Company (the "Shares") under the terms of the Scripps Bank 1992 Stock Option Plan, Scripps Bank 1995 Stock Option Plan, and Scripps Bank 1998 Outside Directors Stock Option Plan (collectively, "the Plans").

         We have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of the opinions set forth below.

         In rendering our opinions set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to questions of fact material to our opinions, we have relied upon certificates of officers of the Company and of public officials.

         Based on the foregoing, we are of the opinion that the Shares to be issued by the Company pursuant to the Plans have been duly authorized and, upon issuance, delivery and payment therefor in accordance with the terms of the Plans, will be validly issued, fully paid and nonassessable.

         Our opinion expressed above is limited to the Delaware General Corporation Law.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Dated:  October 13, 2000.

                                      Very truly yours,



                                      /s/ Dorsey & Whitney LLP

JLS